Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM RESERVE EXPERTS

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated August 15, 2023. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Collarini Energy Experts

COLLARINI ENERGY EXPERTS

HOUSTON, TEXAS

August 24, 2023